Exhibit 99.1

June 23, 2011	Trading Symbol: LXRP: OTCBB
Release # 2011-09	LXX: CNSX

Change in Auditor

(Vancouver, BC: June 23, 2011) - Lexaria Corp. (the "Company” or “Lexaria") provides the following update on a change of its auditors.

On June 22, 2011, Change Lee LLP (“Chang Lee”) resigned as the Company’s independent registered public accounting firm because Chang Lee was merged with another company: MNP LLP (“MNP”). Most of the professional staff of Chang Lee continued with MNP either as employees or partners of MNP and will continue their practice with MNP. On June 22, 2011, the Company engaged MNP as its independent registered public accounting firm.

The reports of Chang Lee regarding the Company’s financial statements for the fiscal years ended October 31, 2010, 2009, 2008, 2007, 2006 and the period cumulative from inception December 9, 2004 to October 31, 2010 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports on the Company’s financial statements for the years ended October 31, 2010, 2009, 2008, 2007, 2006 and the period cumulative from inception December 9, 2004 to October 31, 2010 contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern. During the years ended October 31, 2010, 2009, 2008, 2007, 2006 the period cumulative from inception December 9, 2004 to October 31, 2010, and during the period from the end of the most recently completed fiscal year through June 22, 2011, the date of resignation, there were no disagreements with Chang Lee on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chang Lee would have caused it to make reference to such disagreements in its reports.

About Lexaria:

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

ON BEHALF OF THE BOARD
"Chris Bunka"
Mr. Chris Bunka, President

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka President/CEO/Chairman
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favourable for field work; no assurance that well treatments will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that the expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.